Exhibit 99.4




April 23, 2002

Contact:
Peter Pitsiokis, Executive Vice President
Gyrodyne Company of America, Inc.
102 Flowerfield
St. James New York  11780

Tel: (631) 584-5400
Fax: (631) 584-7075


"NASDAQ:GYRO" - ST. JAMES - Gyrodyne Company of America, Inc. (GYRO) announced today that its annual meeting of shareholders will be held on Thursday, June 13, 2002 at 11:00 a.m. at Flowerfield Celebrations, Mills Pond Road, Saint James, New York. The Company also announced that the Board of Directors has fixed the close of business on May 3, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

In accordance with the by-laws, to be properly brought before the annual meeting of shareholders, nominations of persons for election to the Board of Directors and other shareholder proposals must be delivered to the Secretary at its principal executive offices no later than May 3, 2002 to be considered timely.

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York real estate market, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.